UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 31, 2012

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida		33602
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2012, the Board of Directors of TECO Energy, Inc. (the “Corporation”) and its principal subsidiary, Tampa Electric Company, designated Sherrill W. Hudson to serve as non-executive Chairman of the Board of Directors, effective December 31, 2012, the last day of his term as Executive Chairman of the Board. Mr. Hudson has served as Executive Chairman of the Board of the Corporation and Tampa Electric Company since August 2010, and prior to that, served as Chairman of the Board and Chief Executive Officer of both companies since July 2004. He has also been a member of the Board of Directors of both companies since January 2003.

As non-executive Chairman of the Board, Mr. Hudson will receive the same director compensation as other outside members of the Board of Directors and an additional annualized retainer of $150,000. The Compensation Committee approved the amendment of Mr. Hudson’s outstanding Performance-Based Restricted Stock Agreements and Restricted Stock Agreements to provide that a prorated amount of such shares will not vest upon his retirement as an officer on December 31, 2012, but instead the terms of those shares will continue until their stated expiration dates, provided that he remains Chairman of the Board. The amendments provide that if he ceases to be Chairman prior to the vesting dates, (i) with respect to the time-vested restricted, he would receive a prorated portion of the unvested stock if the Committee determines that vesting is appropriate; and (ii) with respect to the performance-based restricted stock, he would receive a prorated portion of the unvested stock based on the performance measurement on the last day of service as Chairman.

Also on October 31, 2012, Clinton E. Childress, Senior Vice President – Corporate Services and Chief Human Resources Officer, submitted notice of his intent to retire, effective as of January 1, 2013. Mr. Childress has served in this role since October 2004. The Board appointed Phil L. Barringer, Vice President – Human Resources, to serve as Vice President – Corporate Services and Chief Human Resources Officer, effective January 1, 2013.

The Compensation Committee approved the amendment of Mr. Childress’ outstanding Restricted Stock Agreements to provide that upon his retirement on January 1, 2013, all of the outstanding time-based restricted stock awarded under those agreements will vest, instead of a prorated amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2012	TECO ENERGY, INC.
(Registrant)

\s\ S. W. Callahan
S. W. CALLAHAN
Senior Vice President-Finance & Accounting and Chief Financial Officer